SCHEDULE A

Fund and Share Class	Expense Limit
Schwab Money Market Fund	66 bps
Schwab Investor Money Fund	35 bps
Schwab U.S. Treasury Money Fund – Sweep Shares	55 bps
Schwab U.S. Treasury Money Fund – Investor Shares	35 bps
Schwab Government Money Fund – Sweep Shares	70 bps
Schwab Government Money Fund – Investor Shares (formerly known as Purchased Shares)	35 bps
Schwab Municipal Money Fund – Sweep Shares	57bps
Schwab Municipal Money Fund – Investor Shares (formerly known as Value Advantage Shares)	35 bps
Schwab Municipal Money Fund – Ultra Shares (formerly known as Premier Shares)	19 bps
Schwab California Municipal Money Fund – Sweep Shares	55 bps
Schwab California Municipal Money Fund – Investor Shares (formerly known as Value Advantage Shares)	35 bps
Schwab New York Municipal Money Fund – Sweep Shares	60 bps
Schwab New York Municipal Money Fund – Investor Shares (formerly known as Value Advantage Shares)	35 bps
Schwab AMT Tax-Free Money Fund – Sweep Shares	57 bps
Schwab AMT Tax-Free Money Fund – Investor Shares (formerly known as Value Advantage Shares)	35 bps
Schwab Cash Reserves	61 bps
Schwab Advisor Cash Reserves – Sweep Shares	61 bps
Schwab Advisor Cash Reserves – Premier Sweep Shares	54 bps
Schwab Retirement Advantage Money Fund	35 bps
Schwab Value Advantage Money Fund – Investor Shares	35 bps
Schwab Value Advantage Money Fund – Ultra Shares	19 bps
Schwab Treasury Obligations Money Fund – Sweep Shares	60 bps
Schwab Treasury Obligations Money Fund – Investor Shares (formerly known as Value Advantage Shares)	35 bps
Schwab Variable Share Price Money Fund – Investor Shares	35 bps
Schwab Variable Share Price Money Fund – Ultra Shares	19 bps
Schwab Retirement Government Money Fund	19 bps

Dated as of January 16, 2018

By:	/s/ Marie Chandoha	By:	/s/ John Sturiale
Marie Chandoha		John Sturiale
President and Chief Executive Officer		Senior Vice President
Charles Schwab Investment Management, Inc.		Charles Schwab & Co., Inc.